Exhibit 99.1
FOR IMMEDIATE RELEASE
Emdeon Announces Date of First Annual Meeting of Stockholders and 2009
Earnings Release Date
NASHVILLE, Tenn. (February 3, 2010) — Emdeon Inc. (NYSE: EM), a leading provider of healthcare revenue and payment cycle management solutions, today announced that its 2010 Annual Meeting of Stockholders will be held on Thursday, May 27, 2010, with a record date of April 8, 2010 for purposes of determining stockholders eligible to vote at the meeting. Because this is Emdeon’s first annual stockholders meeting as a public company, stockholders wishing to submit proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be presented at Emdeon’s annual meeting and included in Emdeon’s proxy statement must deliver such proposals to Emdeon by no later than the close of business on February 26, 2010. Emdeon believes that receiving stockholder proposals by this date will provide the Company a reasonable period of time to allow for the review, consideration and, if appropriate, incorporation of any such proposals before it begins to print and send its proxy materials to stockholders. Such proposals must also comply with the requirements of Rule 14a-8 or otherwise may be omitted from the proxy materials.
Emdeon also announced that it intends to release the Company’s financial results for the fourth quarter and year ended December 31, 2009 by press release following the close of market trading on the New York Stock Exchange on Tuesday, March 16, 2010. The Company also intends to conduct a conference call/webcast for investors and institutional analysts on Tuesday, March 16, 2010 at 5:00 pm Eastern Time/4:00 pm Central Time to discuss the Company’s financial results. Information on how to access the live conference call and webcast will be announced by Emdeon via press release approximately two weeks prior to the date of the conference call.
About Emdeon
Emdeon is a leading provider of revenue and payment cycle management solutions, connecting payers, providers and patients in the U.S. healthcare system. Emdeon’s product and service offerings integrate and automate key business and administrative functions of its payer and provider customers throughout the patient encounter. Through the use of Emdeon’s comprehensive suite of products and services, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage the complex revenue and payment cycle process. For more information, visit www.emdeon.com.
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Contact:
Investor Relations
Tommy Lewis
615.932.3235
tlewis@emdeon.com